PLEASE SIGN AND FAX TO: 801-277-3147

- ☐ OK to Print.
- ☐ OK to Print when the circled corrections/changes have been made.
- ☐ Please make the circled corrections/changes and fax/e-mail a new proof.

(SIGNATURE)

PLEASE IDENTIFY AND CIRCLE ALL CORRECTIONS NEEDED.

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA.

NUMBER

SHARES

AUTHORIZED COMMON
STOCK: 100,000,000 SHARES
PAR VALUE: $.001

CUSIP NO. 829357 10 2

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

This Certifies That

Is The Record Holder of

Shares of **SinoCoking Coal and Coke Chemical Industries, Inc.** Common Stock transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate is not valid until countersigned by the Transfer Agent and registred by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
CORPORATE
Seal
FLORIDA

SECRETARY

COUNTERSIGNED & REGISTERED

INTERWEST TRANSFER CO. INC. P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117

COUNTERSIGNED Transfer Agent-Authorized Signature